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                                                                   Exhibit 23(i)

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

   We hereby consent to the use of our name and to the description of our opinion letter, dated July 27, 1998, under the captions "Merger Information Summary--Opinions of Financial Advisors", "The Merger Transaction--Background of the Merger", "The Merger Transaction--Reasons for the Merger; Recommendations of the Boards" and "The Merger Transaction--Opinions of GTE's Financial Advisors" in, and to the inclusion of such opinion letter as Appendix G to, the joint proxy statement and prospectus of GTE Corporation and Bell Atlantic Corporation, which joint proxy statement and prospectus is part of the Registration Statement on Form S-4 of Bell Atlantic Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                             /s/ Salomon Smith Barney Inc.
                                             SALOMON SMITH BARNEY INC.

New York, New York
April 13, 1999